UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Item 9.01	Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1	Press Release, dated March 27, 2012, issued by Virgin Media Inc.

Item 8.01. Other Events.

On March 27, 2012, Virgin Media Inc. (the “Company”) announced the expiration and successful completion of Virgin Media Finance PLC’s tender offer to purchase up to $500 million aggregate principal amount of its outstanding dollar-denominated 9.50% Senior Notes due 2016. The Company also announced that Virgin Media Finance PLC expects to make payment for $499,998,000 aggregate principal amount of its outstanding dollar-denominated 9.50% Senior Notes due 2016 on March 28, 2012.

A copy of the press release issued by the Company in connection with the announcement of the expiration and successful completion of the tender offer is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated March 27, 2012, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2012

VIRGIN MEDIA INC.

By:	/s/ Scott Dresser
Name:	Scott Dresser
Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press release, dated March 27, 2012, issued by Virgin Media Inc.